                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) __

                       _________________________________

                 BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

  A National Banking Association                        31-0838515
                                                        (I.R.S. employer
                                                     identification number)

  100 East Broad Street, Columbus, Ohio                 43271-0181
  (Address of principal executive offices)              (Zip Code)

                 Bank One Trust Company, National Association
                       1 Bank One Plaza, Suite IL1-0126
                         Chicago, Illinois 60670-0126
            Attn: Sandra L. Caruba, Vice President, (312) 336-9436
           (Name, address and telephone number of agent for service)


                       _________________________________
                        AMERISOURCE HEALTH CORPORATION
              (Exact name of obligor as specified in its charter)



     Delaware                                    23-2546940
 (State or other jurisdiction of                 (I.R.S. employer
 incorporation or organization)                  identification number)

1300 Morris Drive, Suite 100
Chesterbrook, Pennsylvania                       19087
(Address of principal executive offices)         (Zip Code)

                                Debt Securities
                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following
          --------------------
          information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

          (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor.  If the obligor
          ------------------------------
          is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as a
          -----------------
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificate of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 22nd day of February, 2001.


              Bank One Trust Company, National Association,
              Trustee

              By  /s/Sandra L. Caruba___
                  Sandra L. Caruba
                  Vice President



*Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                             February 22, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Amerisource Health Corporation and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                    Very truly yours,

                    Bank One Trust Company, National Association



                    By: ___/s/Sandra L. Caruba
                           Sandra L. Caruba
                           Vice President

                                   EXHIBIT 7


Legal Title of Bank:    Bank One Trust Company, N.A.    Call Date: 12/31/00     State #:  391581    FFIEC 032
Address:                100 Broad Street                Vendor ID:  D           Cert #:  21377      Page RC-1
City, State  Zip:       Columbus, OH 43271              Transit #:  04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                Dollar Amounts in thousands    C300
                                                                                                               ----
                                                                                RCON        BIL MIL THOU
                                                                                ----        ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):................................................................     RCON
                                                                                ----
     a. Noninterest-bearing balances and currency and coin(1)..............     0081           64,969           1.a
     b. Interest-bearing balances(2).......................................     0071                0           1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)..........     1754                0           2.a
     b. Available-for-sale securities (from Schedule RC-B, column D).......     1773            4,286           2.b
3.   Federal funds sold and securities purchased under agreements to
     resell................................................................     1350        1,056,754           3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule............     RCON
                                                                                ----
     RC-C)...  2122........................................................                   346,052           4.a
     b. LESS: Allowance for loan and lease losses..........................     3123              372           4.b
     c. LESS: Allocated transfer risk reserve..............................     3128                0           4.c
     d. Loans and leases, net of unearned income, allowance, and...........     RCON
                                                                                ----
        reserve (item 4.a minus 4.b and 4.c)...............................     2125          345,680           4.d
5.   Trading assets (from Schedule RD-D)...................................     3545                0           5.
6.   Premises and fixed assets (including capitalized leases)..............     2145           21,835           6.
7.   Other real estate owned (from Schedule RC-M)..........................     2150                0           7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)........................................     2130                0           8.
9.   Customers' liability to this bank on acceptances outstanding..........     2155                0           9.
10.  Intangible assets (from Schedule RC-M)................................     2143           13,697          10.
11.  Other assets (from Schedule RC-F).....................................     2160          131,390          11.
12.  Total assets (sum of items 1 through 11)..............................     2170        1,638,611          12.

__________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:  Bank One Trust Company, N.A.   Call Date:  09/30/00      State #:  391581   FFIEC 032
Address:              100 East Broad Street          Vendor ID:  D             Cert #"  21377     Page RC-2
City, State  Zip:     Columbus, OH 43271             Transit #:  04400003

Schedule RC-Continued

                                                                                     Dollar Amounts in
                                                                                        Thousands
                                                                                        ---------
LIABILITIES
13.   Deposits:
      a. In domestic offices (sum of totals of columns A and C                    RCON
                                                                                  ----
         from Schedule RC-E, part 1)........................................      2200             1,134,992          13.a
         (1) Noninterest-bearing(1).........................................      6631               663,468          13.a1
         (2) Interest-bearing...............................................      6636               471,524          13.a2

      b. In foreign offices, Edge and Agreement subsidiaries, and
         IBFs (from Schedule RC-E, part II).................................
         (1) Noninterest bearing............................................
         (2) Interest-bearing...............................................
14.   Federal funds purchased and securities sold under agreements
      to repurchase:                                                              RCFD 2800                0          14
15.   a. Demand notes issued to the U.S. Treasury                                 RCON 2840                0          15.a
      b. Trading Liabilities (from Sechedule RC-D)..........................      RCFD 3548                0          15.b

16.   Other borrowed money:                                                       RCON
                                                                                  ----
      a. With original maturity of one year or less.........................      2332                     0          16.a
      b. With original maturity of more than one year.......................      A547                     0          16.b
      c. With original maturity of more than three years ...................      A548                     0          16.c

17.   Not applicable
18.   Bank's liability on acceptance executed and outstanding...............      2920                     0          18.
19.   Subordinated notes and debentures.....................................      3200                     0          19.
20.   Other liabilities (from Schedule RC-G)................................      2930                88,146          20.
21.   Total liabilities (sum of items 13 through 20)........................      2948             1,223,138          21.
22.   Not applicable
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus.........................      3838                     0          23.
24.   Common stock..........................................................      3230                   800          24.
25.   Surplus (exclude all surplus related to preferred stock)..............      3839                45,157          25.
26.   a. Undivided profits and capital reserves.............................      3632                94,155          26.a
      b. Net unrealized holding gains (losses) on available-for-sale
         securities.........................................................      8434                    17          26.b
      c. Accumulated net gains (losses) on cash flow hedges ................      4336                     0          26.c
27.   Cumulative foreign currency translation adjustments...................
28.   Total equity capital (sum of items 23 through 27).....................      3210               140,129          28.
29.   Total liabilities, limited-life preferred stock, and equity
      capital (sum of items 21, 22, and 28).................................      3300             1,363,267          29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the
    statement below that best describes the most
    comprehensive level of auditing work
    performed for the bank by independent external             -------  Number
    auditors as of any date during 1996.........RCFD 6724.....   N/A    M.1.
                                                               -------

1 = Independent audit of the bank                           4 =   Directors' examination of the
    conducted in accordance with                                  bank performed by other
    generally accepted auditing                                   external auditors (may be
    standards by a certified                                      required by state chartering
    public accounting firm which submits                          authority)
    a report on the bank                                    5 =   Review of the bank's financial
2 = Independent audit of the bank's                               statements by external auditors
    parent holding company                                  6 =   Compilation of the bank's
    conducted in accordance with                                  financial statements by
    generally accepted auditing                                   external auditors
    standards by a certified public                         7 =   Other audit procedures
    accounting firm which                                         (excluding tax preparation
    submits a report on the consolidated                          work)
    holding company (but not on the                         8 =   No external audit work
    bank separately)
3 = Directors' examination of the bank
    conducted in accordance with generally
    accepted auditing standards by a
    certified public accounting firm (may
    be required by state chartering authority)

__________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.